UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2003

Tularik Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28347	94-3248800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 Veterans Boulevard, South San Francisco CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 825-7000

(Former name or former address, if changed since last report)

Item 5. Other Events.

On November 4, 2003, Tularik Inc. issued a press release entitled “Tularik Announces Public Offering of Common Stock,” announcing a proposed public offering of up to 5,000,000 shares of Tularik’s common stock (including 750,000 shares issuable upon exercise of the underwriters’ over-allotment option) pursuant to an effective shelf registration statement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Number	Description
99.1	Press Release entitled “Tularik Announces Public Offering of Common Stock,” dated November 4, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TULARIK INC.

By:	/s/ William J. Rieflin

William J. Rieflin Executive Vice President, Administration Acting Chief Financial Officer

Date: November 4, 2003

EXHIBIT INDEX

Number	Description
99.1	Press release entitled Tularik Announces Public Offering of Common Stock,” dated November 4, 2003.